EXHIBIT 99.1
News Release

Contacts:
Media – Lisa H. Jester, Corporate Manager, Communications and Public Relations (513) 425-2510
Investors – Douglas O. Mitterholzer, General Manager, Investor Relations (513) 425-5215

AK Steel Completes Acquisition of Precision Partners Holding Company
Expands Platform for Innovative Lightweight Steel Solutions

West Chester, OH, August 7, 2017-AK Steel (NYSE: AKS) announced today that it has completed its acquisition of Precision Partners Holding Company. Precision Partners is a leading North American provider of engineering, tooling and hot and cold stamped products, with a broad portfolio of highly engineered solutions. Headquartered in Ontario, the company employs more than 1,000 employees, including about 300 engineers and skilled tool makers, across eight plants in Ontario, Alabama and Kentucky.
Precision Partners specializes in tool and die engineering and the production of complex stamped components for the automotive industry.
“We are extremely pleased with the existing successful platforms and business that Precision Partners brings to our company, and even more excited about how well this acquisition positions us to expand our capabilities to provide lightweighting solutions to our automotive customers,” said Roger Newport, Chief Executive Officer of AK Steel. “This acquisition aligns well with AK Steel’s long-term strategy and we believe it will play a key role in further strengthening the long-term performance of our company.”
This acquisition complements AK Steel’s focus as a key provider to customers requiring the highest quality carbon, stainless and electrical steel products and tubular steel solutions.

AK Steel
AK Steel is a leading producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing, electrical power generation and distribution markets. Through its subsidiaries, the company also provides customer solutions through carbon and stainless steel tubing products, die design and tooling, and hot and cold stamping. Headquartered in West Chester, Ohio (Greater Cincinnati), the company employs approximately 9,400 men and women at manufacturing operations across seven states (Alabama, Indiana, Kentucky, Michigan, Ohio, Pennsylvania and West Virginia), as well as Canada and Mexico. Additional information about AK Steel is available at www.aksteel.com.

Forward Looking Statements
Certain statements made or incorporated by reference in this release, or made in other documents furnished to or filed with the Securities Exchange Commission, as well as in press releases or in oral presentations made by company employees, reflect management’s estimates and beliefs and are intended to be “forward-looking statements” identified in the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify forward-looking statements.
The company cautions readers that forward-looking statements reflect the company’s current beliefs and judgments, but are not guarantees of future performance or outcomes. They are based on a number of assumptions and estimates that are inherently affected by economic, competitive, regulatory, and operational risks, uncertainties and contingencies that are beyond the company’s control, and upon assumptions about future business decisions and conditions that may change.
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Forward-looking statements are only predictions and involve risks and uncertainties; resulting in the possibility that actual events or performance will differ materially from such predictions as a result of certain risk factors. Factors that could cause our actual results and financial condition to differ materially from the results contemplated by such forward-looking statements include, without limitation, reduced selling prices, shipments and profits associated with a highly competitive and cyclical industry; domestic and global steel overcapacity; changes in the cost of raw materials and energy; the company’s significant amount of debt and other obligations; severe financial hardship or bankruptcy of one or more of the company’s major customers or key suppliers; the company’s significant proportion of sales to the automotive market; reduced demand in key product markets due to competition from aluminum or other alternatives to steel; excess inventory of raw materials; supply chain disruptions or poor quality of raw materials; production disruption or reduced production levels; the company’s healthcare and pension obligations; not reaching new labor agreements on a timely basis; major litigation, arbitrations, environmental issues and other contingencies; regulatory compliance and changes; climate change and greenhouse gas emission limitations; conditions in the financial, credit, capital and banking markets; the company’s use of derivative contracts to hedge commodity pricing volatility; potential permanent idling of facilities; inability to fully realize benefits of margin enhancement initiatives; information technology security threats and cybercrime; and the failure to achieve expected benefits of the Precision Partners Holding Company acquisition and/or to integrate Precision Partners Holding Company successfully; as well as those risks and uncertainties discussed in more detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2016, as updated in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.
As such, the company cautions readers not to place undue reliance on forward-looking statements, which speak only to the company’s plans, assumptions and expectations as of the date hereof. The company undertakes no obligation to publicly update any forward-looking statement, except as required by law.
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